UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2013

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements with Certain Officers.

On November 15, 2013, Willdan Group, Inc. (“Willdan”) appointed Stacy McLaughlin as Chief Financial Officer of Willdan, effective immediately. Kimberly D. Gant, Willdan’s former Chief Financial Officer, resigned from Willdan on November 15, 2013 to pursue other opportunities.

Mrs. McLaughlin, age 32, has served as Willdan’s Compliance Manager since 2010. As Compliance Manager, Mrs. McLaughlin has been responsible for overseeing all aspects of the financial reporting process, including analyzing the balance sheets and income statements of each business segment.  Prior to joining Willdan, Mrs. McLaughlin was, from 2009 to 2010, Senior Associate at Windes & McClaughry Accountancy Corporation and, from 2004 to 2009, Senior Audit Associate at the public accounting firm KPMG, LLP.  Mrs. McLaughlin has a Masters in Accounting from the University of Southern California and BS from the University of Arizona.

There was no arrangement or understanding between Mrs. McLaughlin and any other person pursuant to which Mrs. McLaughlin was appointed Chief Financial Officer of Willdan.  There are no family relationships between Mrs. McLaughlin and any director or executive officer of Willdan, and Mrs. McLaughlin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Gant’s departure, on November 15, 2013 Willdan entered into a separation agreement with Ms. Gant (the “Separation Agreement”).  Pursuant to the terms of the Separation Agreement, Willdan has agreed to pay Ms. Gant, in addition to her base salary that has accrued and has not been paid on or before the date of her resignation, $230,000.00, which amount will be paid in substantially equal installments in accordance with Willdan’s standard payroll practices over a period of twelve (12) consecutive months from the date of her resignation. Willdan also agreed to pay premiums to continue Ms. Gant’s medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) at the same or reasonably equivalent medical coverage as was in effect immediately prior to her resignation for twelve (12) months, commencing in December 2013.  As part of the Separation Agreement, Ms. Gant agreed that, for a period of two years from her resignation date, she will not solicit Willdan’s customers or employees.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete copy of the Separation Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mrs. McLaughlin as our Chief Financial Officer is attached as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits.

10.1                        Separation Agreement dated as of November 15, 2013, by and between Willdan Group, Inc. and Kimberly D. Gant.

99.1                        Press Release issued by Willdan Group, Inc., on November 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: November 15, 2013	By:	/s/ Thomas Brisbin
Thomas D. Brisbin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Separation Agreement dated as of November 15, 2013 by and between Willdan Group, Inc. and Kimberly D. Gant.
99.1	Press Release of Willdan Group, Inc. dated as of November 15, 2013.